UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007

KBS REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	000-52606	20-2985918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Item 2.03 regarding the financing arrangements entered in connection with the acquisition of the property described in Item 2.01 is incorporated by reference herein.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 13, 2007, KBS Real Estate Investment Trust, Inc. (the “Company”), through an indirect wholly owned subsidiary, KBS Woodfield Preserve, LLC, purchased two six-story office buildings containing 647,196 square feet, which include 610,462 rentable square feet, plus 36,734 square feet consisting of storage space, a fitness center, a lower level deli and other amenities (the “Woodfield Preserve Office Center”) from Woodfield Preserve Phase I LLC and Woodfield Preserve Phase II LLC, which are not affiliated with the Company or its advisor, KBS Capital Advisors LLC (the “Advisor”). The Woodfield Preserve Office Center is located on an approximate 24-acre parcel of land at 10 and 20 North Martingale Road in Schaumburg, Illinois.

The purchase price of the Woodfield Preserve Office Center was approximately $135.8 million plus closing costs. The acquisition was funded with proceeds from a loan from an unaffiliated lender and with proceeds from the Company’s ongoing initial public offering.

The Woodfield Preserve Office Center was completed in 2001 and is approximately 96% leased by 26 tenants, including IBM (15%) and Chef Solutions (10%). IBM is one of the world’s top providers of computer hardware, software, semiconductors, infrastructure services, storage systems and peripherals, hosting services and consulting services in areas ranging from mainframe computers to nanotechnology. Chef Solutions is a leading provider of prepared foods and specialty bakery products and solutions to the retail and food service industry.

The current aggregate annual base rent for the tenants of the Woodfield Preserve Office Center is approximately $11.0 million. As of November 2007, the current weighted-average remaining lease term for the tenants of the Woodfield Preserve Office Center is approximately 4.8 years. The IBM lease expires in July 2014, and the average annual rental rate for the IBM lease over the remaining lease term is $18.81 per square foot. IBM has the right, at its option, to extend the lease for two additional five-year periods. IBM also has the right, at its option, to reduce their square footage by no more than 25,000 rentable square feet effective July 31, 2011 with twelve months notice and payment of a space reduction fee. IBM currently leases 95,922 rentable square feet in the Woodfield Preserve Office Center. The Chef Solutions lease expires in March 2013, and the average annual rental rate for the Chef Solutions lease over the remaining lease term is $20.98 per square foot. Chef Solutions has the right, at its option, to extend the lease for one additional five-or ten-year period.

The Company does not intend to make significant renovations or improvements to the Woodfield Preserve Office Center. Management of the Company believes that the Woodfield Preserve Office Center is adequately insured.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF COMPANY

On November 13, 2007, in connection with the acquisition of the Woodfield Preserve Office Center, the Company, through an indirect wholly owned subsidiary, entered into a $68.4 million secured 90-day bridge loan agreement with a financial institution (the “Woodfield Mortgage Loan”). The loan is secured by the Woodfield Preserve Office Center. Pursuant to the mortgage, the Woodfield Preserve Office Center may secure additional indebtedness such that aggregate indebtedness secured by the property may total up to $200 million. The maturity date for the Woodfield Mortgage Loan is February 13, 2008 but may be extended 60 days to April 14, 2008, provided certain conditions are met (the “Extension Period”). Pursuant to the Woodfield Mortgage Loan, the Company borrowed $68.4 million at a fixed rate of 140 basis points over 30-day LIBOR or 6.05% for the first 30 days of the term. If the Company does not prepay the principal of the loan immediately after such 30-day period or before, it may continue to borrow at the terms described below for another one-or two-month period, with the fixed rate reset to 140 basis points over LIBOR then in effect. Under certain circumstances the Company must pay an exit fee in connection with repayment of the loan. If the Company repays the loan, in whole or in part, on or before the maturity date, the Company must pay the lender an exit fee in an amount equal to 0.125% of the amount being repaid, unless (i) such amounts are being repaid with proceeds from a replacement financing from the lender or (ii) the Company repays the entire amount of the loan with proceeds from the sale of the property securing the loan to a bona-fide third-party purchaser. Notwithstanding the above, the Company has no obligation to pay an exit fee if (a) the Company repays the loan with proceeds other than from lender refinancing and the lender has not provided the Company a reasonable quote for replacement financing or (b) the Company is repaying a portion of a loan for the sole purpose of reducing the outstanding amount of the loan to 45% of the lesser of the appraised value of the property securing the loan or the acquisition cost of the property securing the loan. The Woodfield Mortgage Loan contains a cross-default and cross-collateralization provision such that this loan and a secured loan the Company may enter with this lender in the future with respect to another property are cross-defaulted and cross-collateralized.

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During the initial term of this loan, at all times while the ratio of the loan commitment to the lesser of (i) the appraised value of the property and (ii) the acquisition cost of the property, is greater than 45%, and at all times during the Extension Period, the Company has agreed to cause the Company and its subsidiaries to comply with certain financial covenants related to their net worth, ratio of total liabilities to gross asset value, ratio of EBITDA to fixed charges, and total amount of unfunded commitments. In addition, during the term of the loan, the Company has agreed to certain restrictions regarding the distributions of the Company and the Operating Partnership and the indebtedness of the Company and its subsidiaries.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing, the Company hereby confirms that it intends to file the required financial statements on or before January 29, 2008 by amendment to this Form 8-K.

(b) Pro Forma Financial Information. See paragraph (a) above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: November 19, 2007	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr. Chief Executive Officer